UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2006

RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-19260	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1331 17th Street, Suite 720 Denver, Colorado		80202-1557
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (303) 298-8008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Employment Agreement with D. Hunt Ramsbottom

          On January 20, 2006, Rentech, Inc. (the “Company,” “we” or “us”) entered into an employment agreement with D. Hunt Ramsbottom to serve as the Chief Executive Officer and President of our Company.  The term of the employment agreement is for three years from December 15, 2005, subject to automatic renewal unless we or Mr. Ramsbottom give prior notice.  The agreement provides for base compensation of $370,000 per year, subject to annual cost of living adjustments, provides Mr. Ramsbottom with the opportunity to earn an annual cash bonus, and provides for his participation in our standard benefit programs and the reimbursement of specified expenses.  Also in connection with the agreement, we agreed to grant Mr. Ramsbottom 450,000 restricted stock units that are to be settled in shares of common stock of the Company.  These restricted stock units will vest over a three-year period such that one-third will vest on each of Mr. Ramsbottom’s one year, two year and three year anniversary dates of his vesting commencement date of December 15, 2005, subject to partial or complete acceleration under certain circumstances, including termination without cause, termination for good reason or upon a change in control (in each case as defined in the agreement).  If Mr. Ramsbottom is terminated without cause, terminated for good reason or we fail to offer to renew this agreement on competitive terms, we will be obligated to pay Mr. Ramsbottom severance including base salary continuation for 24-months, a target bonus for the year of termination equal to his then-applicable base salary, continuation of his health care benefits, and acceleration of the vesting of a portion of the restricted stock unit grant.  If a termination entitling Mr. Ramsbottom to severance occurs during the period of three months prior and two years after a change in control, the severance payment will be made in a lump sum, the bonus component will be increased to the extent the most recent prior actual annual bonus earned by Mr. Ramsbottom exceeded his then applicable annual base salary, and the full restricted stock unit grant will vest.  In addition, in the event any federal excise tax is payable with respect to any payment due to Mr. Ramsbottom upon a change in control, we have agreed to pay such excise tax, including a gross-up payment.  Subject to the severance obligations contained in the agreement, we may terminate Mr. Ramsbottom’s employment at any time.  Mr. Ramsbottom also executed a corporate confidentiality and proprietary rights agreement.

Employment Agreement with Douglas M. Miller

          On January 20, 2006, we entered into an employment agreement with Douglas M. Miller to serve as the Chief Operating Officer and an Executive Vice President of our Company.  The term of the employment agreement is for three years from January 20, 2006, subject to automatic renewal unless we or Mr. Miller give prior notice.  The agreement provides for base compensation of $300,000 per year, subject to annual cost of living adjustments, provides Mr. Miller with the opportunity to earn an annual cash bonus, and provides for his participation in our standard benefit programs and the reimbursement of specified expenses.  Also in connection with the agreement, we agreed to grant Mr. Miller 375,000 restricted stock units that are to be settled in shares of common stock of the Company.  These restricted stock units will vest over a three-year period such that one-third will vest on each of Mr. Miller’s one year, two year and three year anniversary dates of his vesting commencement date of January 20, 2006, subject to partial or complete acceleration under certain circumstances, including termination without cause, termination for good reason or upon a change in control (in each case as defined in the agreement).  If Mr. Miller is terminated without cause, terminated for good reason or we fail to offer to renew this agreement on competitive terms, we will be obligated to pay Mr. Miller severance including base salary continuation for 12-months, a target bonus for the year of termination equal to his then-applicable base salary, continuation of his health care benefits, and acceleration of the vesting of a portion of the restricted stock unit grant.  If a termination entitling Mr. Miller to severance occurs during the period of three months prior and two years after a change in control, the severance payment will be made in a lump sum, the bonus component will be increased to the extent the most recent prior actual annual bonus earned by Mr. Miller exceeded his then applicable annual base salary, and the full restricted stock unit grant will vest.  In addition, in the event any federal excise tax is payable with respect to any payment due to Mr. Miller upon a change in control, we have agreed to pay such excise tax, including a gross-up payment.  Subject to the severance obligations contained in the agreement, we may terminate Mr. Miller’s employment at any time.  Mr. Miller also executed a corporate confidentiality and proprietary rights agreement.

Employment Agreement with Kevin M. Smith

          On January 20, 2006, we entered into an employment agreement with Kevin M. Smith to serve as the Chief Financial Officer and an Executive Vice President of our Company.  The term of the employment agreement is for three years from January 20, 2006, subject to automatic renewal unless we or Mr. Smith give prior notice.  The agreement provides for base compensation of $250,000 per year, subject to annual cost of living adjustments, provides Mr. Smith with the opportunity to earn an annual cash bonus, and provides for his participation in our standard benefit programs and the reimbursement of specified expenses.  Also in connection with the agreement, we agreed to grant Mr. Smith 325,000 restricted stock units that are to be settled in shares of common stock of the Company.  These restricted stock units will vest over a three-year period such that one-third will vest on each of Mr. Smith’s one year, two year and three year anniversary dates of his vesting commencement date of January 20, 2006, subject to partial or complete acceleration under certain circumstances, including termination without cause, termination for good reason or upon a change in control (in each case as defined in the agreement).  If Mr. Smith is terminated without cause, terminated for good reason or we fail to offer to renew this agreement on competitive terms, we will be obligated to pay Mr. Smith severance including base salary continuation for 12-months, a target bonus for the year of termination equal to his then-applicable base salary, continuation of his health care benefits, and acceleration of the vesting of a portion of the restricted stock unit grant.  If a termination entitling Mr. Smith to severance occurs during the period of three months prior and two years after a change in control, the severance payment will be made in a lump sum, the bonus component will be increased to the extent the most recent prior actual annual bonus earned by Mr. Smith exceeded his then applicable annual base salary, and the full restricted stock unit grant will vest.  In addition, in the event any federal excise tax is payable with respect to any payment due to Mr. Smith upon a change in control, we have agreed to pay such excise tax, including a gross-up payment.  Subject to the severance obligations contained in the agreement, we may terminate Mr. Smith’s employment at any time.  Mr. Smith also executed a corporate confidentiality and proprietary rights agreement.

          Each of the agreements with Messrs. Ramsbottom, Miller and Smith were approved by our Board of Directors upon the unanimous recommendation of our Compensation Committee consisting solely of independent directors.  The summaries provided above are qualified by the full text of the agreements which have been filed as exhibits to this Current Report on Form 8-K.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Newly Appointed Officers

          Effective January 20, 2006, we appointed:

•	Douglas M. Miller, age 46, as our Chief Operating Officer and an Executive Vice President;
•	Kevin M. Smith, age 47, as our Chief Financial Officer and an Executive Vice President; and
•	Geoffrey S. Flagg, age 35, formerly our Chief Financial Officer, as our Chief Accounting Officer

          Mr. Miller was employed by Unocal Corporation through its acquisition by Chevron Corporation in October  2005, and for more than five years prior to that date, most recently as Vice President, Corporate Development.  Previously at Unocal, Mr. Miller held the positions of: Vice President, Unocal Thailand and President of Unocal Asia-Pacific Ventures; General Manager, Planning and Development for International Energy Operations Division; and, President and Managing Director for Unocal Philippines, Inc. and Philippine Geothermal, Inc.  Mr. Miller also served on the Board of Directors of Molycorp, Inc., a leading producer of molybdenum, niobium and rare earths.

          Mr. Smith was Senior Vice President and Chief Financial Officer of Edison Mission Energy from May 1999 to March 2005.  Mr. Smith also served as Treasurer of Edison Mission Energy from September 1992 to February 2000 and from May 2002 until June 2004.

          Mr. Flagg was appointed our Chief Financial Officer in January 2004.  From September 1996 through June 2000, Mr. Flagg was an Audit Associate at the national accounting firm of BDO Seidman, L.L.P.  From June 2000 through January 2001, Mr. Flagg was the controller of Wholetree.com, a software development company.  From January 2001 through December 2003, Mr. Flagg served as our corporate controller.

          To our knowledge, none of Messrs. Miller, Smith or Flagg is a party to any transaction described in Section 404(a) of Regulation S-K except for normal compensation arrangements.  We are not a party to an employment agreement with Mr. Flagg.  The employment agreements with Messrs. Miller and Smith are summarized in Item 1.01 to this Current Report on Form 8-K.

          A copy of the press releases relating to the agreements described above is filed as Exhibit 99.4 and 99.5 hereto.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description of the Exhibit

99.1	Employment Agreement between Rentech, Inc. and D. Hunt Ramsbottom, Jr. dated January 20, 2006.

99.2	Employment Agreement between Rentech, Inc. and Douglas M. Miller dated January 20, 2006.

99.3	Employment Agreement between Rentech, Inc. and Kevin M. Smith dated January 20, 2006.

99.4	Press Release by Rentech, Inc. describing the employment of Douglas M. Miller dated January 24, 2006.

99.5	Press Release by Rentech, Inc. describing the employment of Kevin M. Smith and Geoffrey S. Flagg dated January 24, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: January 25, 2006	By:	/s/ D. Hunt Ramsbottom

D. Hunt Ramsbottom
President and Chief Executive Officer